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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	February 21, 2018

AROTECH CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	0-23336	95-4302784
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1229 Oak Valley Drive, Ann Arbor, Michigan	48108
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(800) 281-0356

(Former name or former address, if changed since last report)

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Emerging growth company  ☐

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SEC 873 (07/16)

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Item 1.01	Entry into a Material Definitive Agreement.
On February 21, 2018, Epsilor-Electric Fuel Ltd. (“Epsilor”), a wholly-owned subsidiary of Arotech Corporation (“Arotech” or the “Company”), entered into a new lease agreement (the “Lease”) in respect of the space in Beit Shemesh, Israel that it currently occupies and that it has occupied since 1998.
The Lease, which is dated as of December 31, 2017, provides for the rental by Epsilor of approximately 21,000 square feet of space in Beit Shemesh, Israel at a monthly rental of NIS 48,387 (approximately $14,000). The term of the lease is six years, with an option on the part of Epsilor to extend the lease for an additional five years at a monthly rental of NIS 50,807  (approximately $14,700). Epsilor is providing security in the form of promissory notes and a bank guaranty.
The foregoing description of the Lease is a summary of the material terms of the Lease and is qualified in its entirety by the terms of the Lease, an English summary of the material terms of which is filed herewith as Exhibit 10.1 and incorporated herein by reference.
Item 9.01       Financial Statements and Exhibits.
The following Exhibit is furnished as part of this Current Report on Form 8‑K:
Exhibit Number	Description
10.1	Lease dated as of December 31, 2017 between Epsilor-Electric Fuel Ltd. and Industrial Buildings Company, Ltd. [English summary of Hebrew original]

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
AROTECH CORPORATION
(Registrant)
/s/ Yaakov Har-Oz
Name:	Yaakov Har-Oz
Title:	Senior Vice President and General Counsel
Dated:          February 23, 2018